UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    March 30, 2005

Humana Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-5975                                          61-0647538
(Commission File Number)                      (IRS Employer Identification No.)

500 West Main Street, Louisville, KY                          40202
(Address of Principal Executive Offices)                         (Zip Code)

502-580-1000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement

                  Two Amendments of Solicitation/Modification of Contract ("Amendments") to the contract between Humana Military Healthcare Services, Inc. ("HMHS"), a wholly-owned subsidiary of Humana Inc., and the United States Department of Defense TRICARE Management Activity ("TMA") concerning Humana's contract with TMA for administration of the TRICARE program in TMA's South Region became effective as of April 1, 2005. A copy of each of the Amendments is attached hereto as Exhibit 99.1 and 99.2 and is incorporated herein by reference.

                  One Amendment extends the term of the contract through Option Period II, which runs from April 1, 2005 to March 31, 2006. The other Amendment incorporates into the contract the parties' negotiated target underwritten health care cost and underwriting fee for Option Period II.

                  Humana Military Healthcare Services, Inc. ("HMHS"), headquartered in Louisville, Kentucky, has been a TMA contractor for the TRICARE program since July 1, 1996. In August 2003, HMHS was awarded the contract to provide health benefits support and services to approximately 2.8 million active duty and retired military and their eligible family members in the ten state South Region. HMHS was also awarded the Department's contract to provide health care services and support for active duty service members and their families located in the Commonwealth of Puerto Rico in February 2004.

                  Revenues associated with the contract and the earnings thereon are included in Humana's 2005 consolidated guidance.

Item 9.01   Financial Statements and Exhibits.

(c)   Exhibits:

Exhibit No.                                          Description

       99.1              Amendment
       99.2              Amendment

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC. BY: __/s/ Arthur P. Hipwell_____________ Arthur P. Hipwell Senior Vice President and General Counsel

Dated:    April 5, 2005

INDEX TO EXHIBITS

Exhibit No.                                                  Description

       99.1              Amendment
       99.2              Amendment